Exhibit 10.8

FORM OF CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT

This Contribution, Assignment and Assumption Agreement, dated as of [•], 2015 (this “Agreement”), is by and among PESC Company, LP, a Delaware limited partnership (“PESC Company”), Philadelphia Energy Solutions Inc., a Delaware corporation (“PES Inc.”), Philadelphia Energy Solutions LLC, a Delaware limited liability company (“PES LLC”), Carlyle PES, L.L.C., a Delaware limited liability company (“Carlyle PES”), PES Equity Holdings, LLC, a Delaware limited liability company (“PES Equity”), Carlyle CEOF AIV Investors Holdings, L.P., a Delaware limited partnership (“CEOF Holdings”), Carlyle CEMOF AIV Investors Holdings, L.P., a Delaware limited partnership (“CEMOF Holdings” and, together with CEOF Holdings, the “Selling Stockholders”), Carlyle Equity Opportunity GP AIV, L.P., a Delaware limited partnership (“CEOF Fund GP”), CEMOF General Partner, L.P., a Delaware limited partnership (“CEMOF Fund GP” and, together with the Selling Stockholders and CEOF Fund GP, the “Carlyle Entities”), each of the CEOF Entities (as defined herein) signatory hereto, each of the CEMOF Entities (as defined herein) signatory hereto and the individuals signatory hereto (each, a “Management Member” and, collectively, the “Management Members”). Such persons are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”  Capitalized terms not defined herein are defined in the Amended and Restated Limited Liability Company Agreement of Philadelphia Energy Solutions LLC, dated September 8, 2012, as amended (the “PES LLC Agreement”).

RECITALS

WHEREAS, PES LLC owns all of the outstanding shares of common stock of PES Inc.

WHEREAS, PES LLC desires to distribute all of the outstanding common stock of PES Inc. to PESC Company.

WHEREAS, PESC Company GP, LLC and Carlyle PES formed PESC Company under the terms of the Delaware Revised Uniform Limited Partnership Act and contributed $0 and $1,000 to PESC Company, respectively, in exchange for a 0% non-economic general partner interest and a 100% limited partner interest, respectively, in PESC Company.

WHEREAS, Carlyle PES, PES Equity and the Management Members desire to contribute their respective Common Units and Incentive Units in PES LLC, as applicable, to PESC Company, in exchange for limited partner interests in PESC Company (“Limited Partner Units”).

WHEREAS, Carlyle PES and certain of its affiliates have entered into (a) the CEOF-PES IPO Agreement, dated as of [•], 2015 (the “CEOF Agreement”), and (b) the CEMOF-PES IPO Agreement, dated as of [•], 2015 (the “CEMOF Agreement” and, together with the CEOF Agreement, the “Carlyle Agreements” and the transactions contemplated by the Carlyle Agreements, the “Carlyle Transactions”), respectively.

WHEREAS, as a result of the Carlyle Agreements, among other things, (a) Carlyle PES will transfer, through a series of transactions, a certain number of its Common Units in PES LLC to the Selling Stockholders; (b) CEOF Holdings and CEOF Fund GP will own all of the outstanding limited partner interests and general partner interest, respectively, in each of PES

Investors I, L.P., a Delaware limited partnership, PES Investors II, L.P., a Delaware limited partnership, and PES Investors II-A, L.P., a Delaware limited partnership (each, a “CEOF Entity” and, collectively, the “CEOF Entities”); and (c) CEMOF Holdings and CEMOF Fund GP will own all of the outstanding limited partner interests and general partner interest, respectively, in each of PES Investors III, L.P., a Delaware limited partnership, PES Investors III-A, L.P., a Delaware limited partnership, PES Investors IV, L.P., a Delaware limited partnership, and PES Investors V, L.P., a Delaware limited partnership (each, a “CEMOF Entity” and, collectively, the “CEMOF Entities” and, together with the CEOF Entities, the “PES Investors Entities”).

WHEREAS, (a) the Selling Stockholders desire to contribute to PES Inc. all of their respective Common Units in PES LLC received in connection with the Carlyle Agreements and (b) the Selling Stockholders, CEOF Fund GP and CEMOF Fund GP desire to contribute to PES Inc. all of their respective limited partner and general partner interests in the PES Investors Entities, in exchange for (i) shares of Class A common stock, par value $0.001 per share, of PES Inc. (the “Class A Common Stock”) to be issued to the Selling Stockholders and (ii) the promissory notes described in Section 3.1.

WHEREAS, following the consummation of the transactions contemplated by this Agreement and the Carlyle Agreements, PESC Company, PES Inc. and the PES Investors Entities will be the sole members of PES LLC and will own all of the outstanding Units in PES LLC.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows, effective as of the Closing Date (as defined in Section 5.1):

ARTICLE I
PESC COMPANY CONTRIBUTION TRANSACTIONS

Section 1.1                                                           Contribution of Common Units in PES LLC.  Each of Carlyle PES, PES Equity and the Management Members that own Common Units hereby contributes, assigns, transfers and conveys all of its right title and interest in, and obligations in respect of, the Common Units of PES LLC as set forth on Exhibit A to PESC Company in exchange for the Limited Partner Units in PESC Company set forth opposite such entity’s or such person’s name on Exhibit A.  PESC Company hereby accepts the foregoing contributions, assignments, transfers and conveyances, assumes all the obligations in respect of the applicable Common Units of PES LLC under, and agrees to comply with the provisions of, the PES LLC Agreement as in effect on the date hereof.

Section 1.2                                                           Contribution of Incentive Units in PES LLC.  Each Management Member hereby contributes, assigns, transfers and conveys all of its right title and interest in, and obligations in respect of, the Incentive Units of PES LLC set forth on Exhibit B to PESC Company in exchange for the Limited Partner Units in PESC Company set forth opposite such person’s name on Exhibit B.  PESC Company hereby accepts the foregoing contributions, assignments, transfers and conveyances, assumes all the obligations in respect of the applicable

Incentive Units of PES LLC under, and agrees to comply with the provisions of, the PES LLC Agreement as in effect on the date hereof.

Section 1.3                                                           Admission as Partners; Admission as Member.  Pursuant to the contributions set forth in Section 1.1 and Section 1.2, (a) each of Carlyle PES, PES Equity and the Management Members are admitted as a limited partner of PESC Company and cease to be members of PES LLC and (b) PESC Company is admitted as a member of PES LLC.

ARTICLE II
DISTRIBUTION OF PES INC. TO PESC COMPANY

PES LLC hereby distributes 100% of the shares of the common stock of PES Inc. to PESC Company, and after such distribution, PESC Company will become the sole stockholder of PES Inc.

ARTICLE III
PES LLC AND PES INVESTORS ENTITIES CONTRIBUTION TRANSACTIONS

Section 3.1                                                           Contribution of Interests in PES LLC and the PES Investors Entities.

(a)                                 Contribution by CEOF Holdings of Common Units in PES LLC.  CEOF Holdings hereby contributes, assigns, transfers and conveys to PES Inc. all of its right, title and interest in, and obligations in respect of, the Common Units in PES LLC received pursuant to the CEOF Agreement (immediately following such receipt), in exchange for [•] shares of Class A Common Stock. PES Inc. hereby accepts the foregoing contribution, assignment, transfer and conveyance, assumes all the obligations in respect of the applicable interest under and agrees to comply with the provisions of the PES LLC Agreement, and is admitted as a member of PES LLC.  After giving effect to the foregoing contributions, CEOF Holdings has no further right, title, interest or obligation in or in respect of PES LLC.

(b)                                 Contribution by CEMOF Holdings of Common Units in PES LLC.  CEMOF Holdings hereby contributes, assigns, transfers and conveys to PES Inc. all of its right, title and interest in, and obligations in respect of, the Common Units in PES LLC received pursuant to the CEMOF Agreement (immediately following such receipt), in exchange for [•] shares of Class A Common Stock.  PES Inc. hereby accepts the foregoing contribution, assignment, transfer and conveyance, assumes all the obligations in respect of the applicable interest under and agrees to comply with the provisions of the PES LLC Agreement, and is admitted as a member of PES LLC.  After giving effect to the foregoing contributions, CEMOF Holdings has no further right, title, interest or obligation in or in respect of PES LLC.

(c)                                  Contribution of Partnership Interests in the CEOF Entities.  (i) CEOF Holdings hereby contributes, assigns, transfers and conveys to PES Inc. all of its right, title and interest in, and obligations in respect of, the limited partner interests in each of the CEOF Entities received pursuant to the CEOF Agreement (immediately following such receipt) and (ii) CEOF Fund GP hereby contributes, assigns, transfers and conveys to PES Inc. all of its right, title and interest in, and obligations in respect of, the general partner interests in each of the CEOF Entities, in exchange for (x) [•] shares of Class A Common Stock to be issued to CEOF

Holdings and (y) a promissory note in the amount of (A) the aggregate current assets of the CEOF Entities less (B) the aggregate U.S. federal, state and local tax obligations of the CEOF Entities through the Closing Date.  PES Inc. hereby accepts the foregoing contribution, assignment, transfer and conveyance, assumes all the obligations in respect of the applicable interest under and agrees to comply with the provisions of the partnership agreement of each CEOF Entity as in effect on the date hereof, and is admitted as a limited partner and the general partner of such CEOF Entity.  After giving effect to the foregoing contributions, CEOF Holdings and CEOF Fund GP have no further right, title, interest or obligation in or in respect of the CEOF Entities.

(d)                                 Contribution of Partnership Interests in the CEMOF Entities.  (i) CEMOF Holdings hereby contributes, assigns, transfers and conveys to PES Inc. all of its right, title and interest in, and obligations in respect of, the limited partner interests in each of the CEMOF Entities received pursuant to the CEMOF Agreement (immediately following such receipt) and (ii) CEMOF Fund GP hereby contributes, assigns, transfers and conveys to PES Inc. all of its right, title and interest in, and obligations in respect of, the general partner interests in each of the CEMOF Entities, in exchange for (x) [•] shares of Class A Common Stock to be issued to CEMOF Holdings and (y) a promissory note in the amount of (A) the aggregate current assets of the CEMOF Entities less (B) the aggregate U.S. federal, state and local tax obligations of the CEMOF Entities through the Closing Date.  PES Inc. hereby accepts the foregoing contribution, assignment, transfer and conveyance, assumes all the obligations in respect of the applicable interest under and agrees to comply with the provisions of the partnership agreement of each CEMOF Entity as in effect on the date hereof, and is admitted as a limited partner and the general partner of such CEMOF Entity.  After giving effect to the foregoing contributions, CEMOF Holdings and CEMOF Fund GP have no further right, title, interest or obligation in or in respect of the CEMOF Entities.

(e)                                  Admission of PES LLC as a Limited Partner of Each PES Investors Entity.  Concurrently with the contribution by CEOF Holdings, CEMOF Holdings, CEOF Fund GP and CEMOF Fund GP of the partnership interests in the CEOF Entities and the CEMOF Entities, as applicable, PES LLC will be admitted as a non-economic, non-voting limited partner of each of the PES Investors Entities.

Section 3.2                                                           Representations and Warranties by Carlyle PES and the the Carlyle Entities.  Carlyle PES and the Carlyle Entities hereby represent and warrant, severally but not jointly, to PES Inc. as follows as of the date of this Agreement and as of the Closing Date:

(a)                                 Organization; Qualification.  Each of the Carlyle Entities and each of the PES Investors Entities is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Each of the Carlyle Entities and each of the PES Investors Entities has (i) all requisite power and authority necessary to own, lease or operate its business as currently conducted and (ii) is qualified to do business as a foreign limited partnership in each jurisdiction in which such qualification is necessary to avoid a material adverse effect on such Carlyle Entity.

(b)                                 Authority; Enforceability.  Each of the Carlyle Entities and each of the PES Investors Entities has the requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by each of the Carlyle Entities and each of the PES Investors Entities and the consummation of the transactions contemplated hereby have been duly and validly authorized by each such entity and no other limited partnership proceedings on the part of such entity will be necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement constitutes the valid and binding agreement of each of the Carlyle Entities and each of the PES Investors Entities, enforceable against each such entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  No Violation, Consents and Approvals.  The execution, delivery and performance of this Agreement by each of the Carlyle Entities and each of the PES Investors Entities and the consummation by such entity of the transactions contemplated hereby do not and will not as of the Closing Date (i) conflict with or violate such entity’s certificate of limited partnership or partnership agreement; (ii) breach any material contract to which such entity is a party or subject; (iii) violate or breach any law applicable to such entity or (iv) result in the creation or imposition of any lien, charge or encumbrance (“Lien”) upon any of the property or assets of such entity, except in the case of (ii), (iii) or (iv) for such violations, breaches, creations or impositions that would not, individually or in the aggregate, have a material adverse effect on such entity or materially impair such entity’s ability to consummate the transactions contemplated by this Agreement.  No material declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental authority or other third party under any material contract to which such entity is a party is necessary for the consummation by any of the Carlyle Entities or PES Investors Entities of the transactions contemplated hereby.

(d)                                 Ownership of Common Units, Limited Partner Interests and General Partner Interests.  In connection with transactions contemplated by the Carlyle Agreements, Carlyle PES received as a distribution [•] Common Units in PES LLC, free and clear of any Liens and any other restrictions on transfer, and distributed such Common Units to certain of its affiliates in accordance with the Carlyle Agreements, free and clear of any Liens and any other restrictions on transfer.  As of the Closing Date, (i) immediately prior to the contributions contemplated by Section 3.1(a) above, CEOF Holdings will hold of record and own beneficially [•] Common Units in PES LLC, (ii) immediately prior to the contributions contemplated by Section 3.1(c) above, CEOF Holdings and the CEOF Fund GP will hold of record and own beneficially all of the outstanding limited partner interests and general partner interests, respectively, in each of the CEOF Entities, (iii) immediately prior to the contributions contemplated by Section 3.1(b) above, CEMOF Holdings will hold of record and own beneficially [•] Common Units in PES LLC, and (iv) immediately prior to the contributions contemplated by Section 3.1(d) above, CEMOF Holdings and the CEMOF Fund GP will hold of record and own beneficially all of the outstanding limited partner interests and general partner interests, respectively, in each of the CEMOF Entities, in each case free and clear of any Liens and any other restrictions on transfer.  CEOF Fund GP and CEMOF Fund GP holds of record and owns beneficially the general partner interest in each of the PES Investors Entities, in each case free and clear of any Liens and any other restrictions on transfer.

(e)                                  Business.  Since its date of formation, none of the Carlyle Entities or the PES Investors Entities has conducted any business or has any assets or properties, except, in the case of the Carlyle Entities, the Common Units in PES LLC and the partnership interests in each of the PES Investors Entities, as applicable. On the Closing Date after giving effect to the transactions contemplated by this Agreement and the Carlyle Agreements, the PES Investors Entities will have no liabilities, contingent or otherwise.  The transactions contemplated by this Agreement and the Carlyle Agreements will not give rise to any liability of PES Inc. or any of its subsidiaries, including the PES Investors Entities following the Closing Date.

(f)                                   Books and Records.  The Carlyle Entities have delivered to PES Inc. correct and complete copies of the financial books and records of each of the PES Investors Entities, and such financial books and records have been maintained in accordance with sound business practices and fairly and accurately reflect, in all material respects, on a basis consistent with past periods and throughout the periods involved, (i) the consolidated financial position of the PES Investors Entities and (ii) all transactions of the PES Investors Entities required or appropriate (as a matter of good business practice) to be reflected therein.

(g)                                  Tax Matters.

(i)             (x) Each of the PES Investors Entities has filed when due (taking into account extensions of time for filing) with the appropriate taxing authority all tax returns required to be filed by it and all such tax returns were true, correct and complete in all material respects, and (y) all taxes owed by the PES Investors Entities (whether or not shown on any tax return) have been paid in full.

(ii)          There is no proceeding now pending against any of the PES Investors Entities in respect of any tax or tax return, nor has any written adjustment with respect to a tax return or written claim for additional tax been received by any of the PES Investors Entities that is still pending.

(iii)       There is no outstanding waiver or extension of any applicable statute of limitations for the assessment or collection of taxes due from any of the PES Investors Entities.

(iv)      Each of the PES Investors Entities has retained sufficient assets on its respective balance sheet to fund any U.S. federal, state and local tax obligations owed as of the Closing Date.

Section 3.3                                                           Survival.  The representations and warranties set forth in Section 3.2(a) through (f) (collectively, the “Fundamental Representations”) shall survive the closing of the initial public offering of PES Inc. (the “PES Inc. IPO”) and from and after the Closing Date and (y) the representations and warranties set forth in Section 3.2(g) (the “Tax Representation”) shall survive the Closing Date until thirty (30) days following the expiration of the applicable statute of limitations. Notwithstanding the preceding sentences, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to a right of indemnity shall have properly been given to the Party against whom such indemnity may be sought prior to the time at which it would otherwise terminate pursuant to the preceding sentences.

Section 3.4                                                           Indemnification by Carlyle PES and the Carlyle Entities.

(a)                                 From and after the Closing Date, Carlyle PES agrees to indemnify, defend and hold harmless PES Inc. and its successors, from and against any and all claims, damages, penalties, fines, assessments, charges, costs, liabilities, obligations, taxes, losses, expenses and fees, including reasonable costs of investigation, court costs, costs of defense and reasonable fees of attorneys, accountants and other professional advisors and expert witness related thereto (“Losses”) incurred, arising out of, resulting from or relating to the breach of any of the Fundamental Representations or the Tax Representation by Carlyle PES; provided that Carlyle PES will have no indemnification obligation to PES Inc. to the extent any Losses arise from (i) the bad faith, willful misconduct or gross negligence of PES Inc. or (ii) any action taken by PES Inc. that would constitute a breach of this Agreement.

(b)                                 From and after the Closing Date, CEOF Holdings and the CEOF Fund GP, agree, severally and jointly, to indemnify, defend and hold harmless PES Inc. and its successors, from and against any and all Losses incurred, arising out of, resulting from or relating to the breach of any Fundamental Representations or the Tax Representation made by any of CEOF Holdings or the CEOF Fund GP, provided that CEOF Holdings and the CEOF Fund GP will have no indemnification obligation to PES Inc. to the extent any Losses arise from (i) the bad faith, willful misconduct or gross negligence of PES Inc. or (ii) any action taken by PES Inc. that would constitute a breach of this Agreement.

(c)                                  From and after the Closing Date, CEMOF Holdings and the CEMOF Fund GP, agree, severally and jointly, to indemnify, defend and hold harmless PES Inc. and its successors, from and against any and all Losses incurred, arising out of, resulting from or relating to the breach of any Fundamental Representations or the Tax Representation made by any of CEMOF Holdings or the CEMOF Fund GP, provided that CEMOF Holdings and the CEMOF Fund GP will have no indemnification obligation to PES Inc. to the extent any Losses arise from (i) the bad faith, willful misconduct or gross negligence of PES Inc. or (ii) any action taken by PES Inc. that would constitute a breach of this Agreement.

Section 3.5                                                           Indemnification Procedures.

(a)                                 PES Inc. (for purposes of the indemnification provisions set forth in this Article III, the “Indemnified Party”) shall give Carlyle PES and the Carlyle Entities, as applicable (for purposes of the indemnification provisions set forth in this Article III, a “Indemnifying Party”), prompt written notice of any matter which it has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement, containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release an

Indemnifying Party from its obligations under Section 3.4 except to the extent such Indemnifying Party is actually prejudiced by such failure.

(b)                                 If any third party shall notify the Indemnified Party with respect to a claim under Section 3.4 for which the Indemnified Party may seek indemnification under this Agreement, then the Indemnified Party shall promptly (and in any event within ten (10) business days after receiving notice of the third-party claim or the commencement of litigation with respect thereto) notify the Indemnifying Party thereof in writing and specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from its obligations under Section 3.4 except to the extent the Indemnifying Party is actually prejudiced by such failure.

(c)                                  The Indemnified Party may defend against any third-party claim in any manner it may reasonably deem appropriate and in connection therewith, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party; provided, however, the Indemnifying Party shall be entitled to participate in the defense of any third-party claim and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of such claim that the Indemnifying Party will indemnify the Indemnified Party from and against the Losses relating to such third-party claim; (ii) such third party claim does not seek injunctive or other equitable relief that if determined adversely to the Indemnified Party would reasonably be expected to have material adverse effects on the Indemnified Party; and (iii) the Indemnifying Party conducts the defense of such claim diligently.

(d)                                 If the Indemnifying Party is entitled pursuant to this Section 3.5 and elects to assume the defense of any such third-party claim, (i) it shall keep the Indemnified Parties advised of the status of such third-party claim and the defense thereof on a reasonably current basis and shall consider in good faith the recommendations made by the Indemnified Parties with respect thereto and (ii) the Indemnified Party shall be entitled to participate in the defense of any such third-party claim and to employ separate counsel of its choice for such purpose at its sole cost and expense, it being understood, however, that the Indemnifying Party shall continue to control such defense; provided, however, that notwithstanding the foregoing, the Indemnifying Party shall pay the reasonable costs and expenses of such defense (including reasonable attorneys’ fees and expenses) of the Indemnified Party if (x) the Indemnified Party’s outside counsel shall have reasonably concluded and advised in writing (with a copy to the Indemnifying Party) that there are defenses available to the Indemnified Party that are different from those available to the Indemnifying Party that are reasonably likely to be asserted, or (y) the Indemnified Party’s outside counsel shall have advised in writing (with a copy to the Indemnifying Party) the Indemnified Party that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel for the Indemnifying Party and the Indemnified Party. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree, in each case, that subjects the Indemnified Party to any criminal liability, requires an admission of guilt or wrongdoing on the part of the Indemnified Party or imposes any unreasonable continuing obligation on or requires any payment from the Indemnified Party without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld.

Section 3.6                                                           Tax Covenants

(a)                                 The Selling Stockholders or their designees shall prepare, or shall cause to be prepared, and the PES Investors Entities shall timely file, or shall cause to be timely filed, all tax returns in respect of each of the PES Investors Entities that are required to be filed (taking into account any extension) on or before the Closing Date, and each of the PES Investors Entities or their designees shall pay, or cause to be paid, all of its respective taxes due on or before the Closing Date.  PES Inc. shall prepare and timely file, or shall cause to be prepared and timely filed, all tax returns in respect of each of the PES Investors Entities that relate to taxable periods ending on or before the Closing Date but that are required to be filed after the Closing Date and shall provide copies of such tax returns to the Selling Stockholders, for review and reasonable comment by the Selling Stockholders, at least 10 days prior to filing any such tax return.  Each of the PES Investors Entities or their designees shall pay, or cause to be paid, all of its respective taxes due with respect to such tax returns.

(b)                                 PES Inc. shall prepare and timely file, or cause to be prepared and timely filed, any tax return required to be filed in respect of any of the PES Investors Entities for any tax period beginning before or on and ending after the Closing Date (a “Straddle Period”) and shall provide copies of such tax returns to the Selling Stockholders, for review and reasonable comment by the Selling Stockholders, at least 10 days prior to filing any such tax return.  With respect to taxes of any of the PES Investors Entities relating to a Straddle Period, the Selling Stockholders shall be liable to PES Inc. for the amount of such taxes allocable to the portion of the Straddle Period that is deemed to end on the close of business on the Closing Date.  The portion of any tax that is allocable to the taxable period that is deemed to end on the Closing Date will be: (i) in the case of property taxes, deemed to be the amount of such taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days of such Straddle Period if such Straddle Period ended on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period, and (ii) in the case of all other taxes, determined as though the taxable year of the relevant PES Investors Entity terminated at the close of business on the Closing Date.

ARTICLE IV
FURTHER ASSURANCES

From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, bills of sale, conveyances, instruments, notices, releases, agreements and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) to assure that the applicable Parties own all of the properties, rights, titles, interests, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, and (b) to carry out the purposes and intent of this Agreement.

ARTICLE V
CLOSING DATE

Section 5.1                                                           Closing Date.  Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of this Agreement shall be operative or have any effect until the closing of the PES Inc. IPO (the “Closing Date”), at which time all the provisions of this Agreement shall be effective and operative in accordance with Section 5.2, without further action by any Party hereto.

Section 5.2                                                           Order of Completion of Transactions.  Notwithstanding anything contained in this Agreement to the contrary, the provisions of Article I, Article II and Article III shall be effective and operative immediately prior to or contemporaneously with the Closing Date in the following order:

(a)                                 first, the transactions provided for in Article I shall be completed;

(b)                                 second, following the completion of the transactions provided for in Article I and prior to the completion of any of the transactions contemplated by the Carlyle Agreements, the transactions provided for in Article II shall be completed;

(c)                                  third, following the completion of the transactions provided for in Article I and Article II and the transactions contemplated by the CEOF Agreement and by the CEMOF Agreement that result in CEOF Holdings and CEMOF Holdings, respectively, acquiring Common Units in PES LLC, the transactions provided for in Section 3.1(a) and Section 3.1(b) shall be completed; and

(d)                                 fourth, following the completion of the transactions referenced in the foregoing clause (c), the transactions provided for in Section 3.1(a) and Section 3.1(b) and the transactions contemplated by the CEOF Agreement and by the CEMOF Agreement that result in CEOF Holdings and CEMOF Holdings, respectively, acquiring interests in the CEOF Entities and the CEMOF Entities, the transactions provided for in Section 3.1(c) and Section 3.1(d) shall be completed.

ARTICLE VI
MISCELLANEOUS

Section 6.1                                                           Consent to the Carlyle Transactions.  Each of PES LLC, Carlyle PES, PES Equity and the Management Members hereby consent to the transfer by Carlyle PES, through a series of transactions, of a certain number of its Common Units in PES LLC to the Selling Stockholders and the PES Investors Entities, to be effected in the Carlyle Agreements, with such consent effective immediately prior to the effective date of the Carlyle Agreements.

Section 6.2                                                           Acknowledgement and Agreement by Carlyle Parties.  The Carlyle Entities represent and warrant that other than upon completion of the transactions contemplated hereby, no other entity affiliated with any such Carlyle Entity has any no further right, title, interest or obligation in or in respect of PES LLC or the PES Investors Entities except to the extent of their respective interests in PES Inc., PESC Company or the Selling Stockholders, as applicable.

Section 6.3                                                           Tax Matters.  The Carlyle Entities, PES Inc. and PES LLC acknowledge and agree that the contributions set forth in Section 3.1, taken together with the sale of shares of Class A Common Stock by PES Inc. to the public in the PES Inc. IPO, the initial capitalization of PES Inc. by PES LLC (made in anticipation of such initial public offering), and the issuance by PES Inc. of its shares of Class B Common Stock, par value $0.001 per share, to PESC Company, are intended to qualify as a contribution under Section 351(a) of the Internal Revenue Code of 1986, as amended.(1)

Section 6.4                                                           Termination of Existing Registration Rights.  In connection with the consummation of the transactions contemplated by this Agreement and the transactions relating to the PES Inc. IPO, Carlyle PES, PES Equity and PES LLC agree that the Registration Rights Agreement, dated as of September 8, 2012, is hereby terminated as of the date hereof.

Section 6.5                                                           Waiver and Amendment.  Any provision of this Agreement may be waived at any time by the Party that is entitled to the benefits thereof.  This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each Party.

Section 6.6                                                           Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, devisees and assigns.  This Agreement shall not be assignable by any Party, except with the prior written consent of the other Parties.

Section 6.7                                                           Notices.  All notices, requests or consents provided for or permitted to be given under this Agreement will be in writing and will be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, or by depositing such writing with a reputable overnight courier for next day delivery, or by delivering such writing to the recipient in person, by courier or by facsimile transmission.  A notice, request or consent given under this Agreement will be effective on receipt by the person to receive it.  All notices, requests and consents to be sent to a Party will be sent to or made at the addresses given for that Party as detailed on Exhibit A or Exhibit B, as the case may be or such other address as that Party may specify by notice to the other Parties.  Any notice, request or consent to PESC Company, the Carlyle Entities, PES Inc., PES LLC or the PES Investors Entities will be sent as follows:

If to PESC Company:

c/o PESC Company GP, LLC
c/o The Carlyle Group

520 Madison Avenue

New York,  NY  10022Attention: Rodney Cohen and David Albert

Facsimile: (212) 381-4901

If to the Carlyle Entities:

c/o The Carlyle Group

520 Madison Avenue

New York,  NY  10022

Attention: Rodney Cohen and David Albert

Facsimile:  (212) 381-4901

If to PES Inc., PES LLC or the PES Investors Entities:

c/o Philadelphia Energy Solutions Inc.
1735 Market Street, 10th Floor
Philadelphia, Pennsylvania 19103

Attention: Legal Department

Facsimile: (844) 359-6011

With a copy to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: Charles E. Carpenter
                                                Debbie P. Yee

Facsimile: (212) 751-4864

Section 6.8                                                           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction shall apply.

Section 6.9                                                           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner material to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

Section 6.10                                                    Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original document, but all of which together shall constitute one and the same agreement.

Section 6.11                                                    Headings.  The Article and Section headings herein are for convenience only and are not intended to be part of or to affect the meaning or interpretation of the Agreement.

Section 6.12                                                    Enforcement of the Agreement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached.  It is accordingly agreed that the Parties shall be entitled to any injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedies to which they are entitled at law or in equity.  Each of the Parties hereto agrees that this Agreement involves at least U.S. $100,000.00 and that this Agreement has been entered into in express reliance upon 6 DEL. C. § 2708.  The Parties, on their behalf and on behalf of their respective affiliates, irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such Court or the Delaware Supreme Court determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, the Superior Court of the State of Delaware) and the federal courts of the United States of America located in the State of Delaware (and of the appropriate appellate courts therefrom) in connection with any dispute arising out of, in connection with, in respect of, or in any way relating to the negotiation, execution, performance, interpretation or enforcement of this Agreement.

Section 6.13                                                    Entire Agreement; Third Party Beneficiaries.  This Agreement, including the documents and information supplied in writing, and instruments referred to herein, constitute the entire agreement and supersedes all other prior agreements, and understandings, both oral and written, among the Parties or any of them, with respect to the subject matter hereof.  This Agreement shall be binding upon and inure solely to the benefit of the Parties, and nothing in this Agreement, including the documents and information supplied in writing, and instruments referred to herein, express  or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

[Signature pages follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

PESC COMPANY, LP

By:	PESC COMPANY GP, LLC, its general partner

By:
Name: [•]
Title: [•]

PHILADELPHIA ENERGY SOLUTIONS INC.

By:
Name: [•]
Title: [•]

PHILADELPHIA ENERGY SOLUTIONS LLC

By:
Name: [•]
Title: [•]

[Signature Page to Contribution, Assignment and Assumption Agreement]

CARLYLE PES, L.L.C.

By:
Name: [•]
Title: Managing Director

By:	CARLYLE ENERGY MEZZANINE OPPORTUNITIES FUND, L.P., its Managing Member

By:	CEMOF General Partner, L.P., its general partner

By:	TC Group CEMOF, L.L.C., its general partner

By:
Name: [•]
Title: Managing Director

PES EQUITY HOLDINGS, LLC

By:
Name: [•]
Title: [•]

[Signature Page to Contribution, Assignment and Assumption Agreement]

CARLYLE ENTITIES:

CARLYLE CEOF AIV INVESTORS HOLDINGS, L.P.

By:	Carlyle Equity Opportunity GP AIV, L.P.,
its general partner

By:	Carlyle Equity Opportunity GP AIV, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

CARLYLE CEMOF AIV INVESTORS HOLDINGS, L.P.

By:	CEMOF General Partner, L.P,
its general partner

By:	TC Group CEMOF, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

CARLYLE EQUITY OPPORTUNITY GP AIV, L.P.

By:	Carlyle Equity Opportunity GP AIV, L.L.C., its general partner

By:
Name: [•]
Title: [•]

[Signature Page to Contribution, Assignment and Assumption Agreement]

CEMOF GENERAL PARTNER, L.P.

By:	TC Group CEMOF, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

[Signature Page to Contribution, Assignment and Assumption Agreement]

CEOF ENTITIES:

PES INVESTORS I, L.P.

By:	Carlyle Equity Opportunity GP AIV, L.P.,
its general partner

By:	Carlyle Equity Opportunity GP AIV, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

PES INVESTORS II, L.P.

By:	Carlyle Equity Opportunity GP AIV, L.P.,
its general partner

By:	Carlyle Equity Opportunity GP AIV, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

PES INVESTORS II-A, L.P.

By:	Carlyle Equity Opportunity GP AIV, L.P.,
its general partner

By:	Carlyle Equity Opportunity GP AIV, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

[Signature Page to Contribution, Assignment and Assumption Agreement]

CEMOF ENTITIES:

PES INVESTORS III, L.P.

By:	CEMOF General Partner, L.P.,
its general partner

By:	TC Group CEMOF, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

PES INVESTORS III-A, L.P.

By:	CEMOF General Partner, L.P.,
its general partner

By:	TC Group CEMOF, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

PES INVESTORS IV, L.P.

By:	CEMOF General Partner, L.P.,
its general partner

By:	TC Group CEMOF, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

[Signature Page to Contribution, Assignment and Assumption Agreement]

PES INVESTORS V, L.P.

By:	CEMOF General Partner, L.P.,
its general partner

By:	TC Group CEMOF, L.L.C.,
its general partner

By:
Name: [•]
Title: [•]

[Signature Page to Contribution, Assignment and Assumption Agreement]

MANAGEMENT MEMBERS:

Michael J. Colavita

Gregory G. Gatta

Valentine Steve Herzog

Abraham H. Kaplan

James A. Keeler

Gregory C. King

John B. McShane

John D. Pickering

James T. Rens

Philip L. Rinaldi

Lisa Runyon

Thomas J. Scargle

Robert C. Stewart

Nithia K. Thaver

[Signature Page to Contribution, Assignment and Assumption Agreement]

Exhibit A

Holders of Common Units

Holders of Common Units	Common Units of PES LLC Contributed to PESC Company	Limited Partner Units in PESC Company Received by Holder of Common Units
Carlyle PES, L.L.C. c/o The Carlyle Group 1001 Pennsylvania Ave. NW, Suite 220 South Washington, DC 20004-2505	[•]	[•]

PES Equity Holdings, LLC c/o Energy Transfer Partners, L.P. 3738 Oak Lawn Avenue Dallas, TX 75219	[•]	[•]

James T. Rens c/o PESC Company, LP 1735 Market Street, 10th Floor Philadelphia, Pennsylvania 19103	[•]	[•]

Philip L. Rinaldi c/o PESC Company, LP 1735 Market Street, 10th Floor Philadelphia, Pennsylvania 19103	[•]	[•]

A-1

Exhibit B

Holders of Incentive Units

Holders of Incentive Units*	Incentive Units of PES LLC Contributed to PESC Company	Limited Partner Units in PESC Company Received by Holder of Incentive Units
Michael J. Colavita	[•]	[•]

Gregory G. Gatta	[•]	[•]

Valentine Steve Herzog	[•]	[•]

Abraham H. Kaplan	[•]	[•]

James A. Keeler	[•]	[•]

Gregory C. King	[•]	[•]

John C. McShane	[•]	[•]

John D. Pickering	[•]	[•]

James T. Rens	[•]	[•]

Philip L. Rinaldi	[•]	[•]

Lisa Runyon	[•]	[•]

Thomas J. Scargle	[•]	[•]

Robert C. Stewart	[•]	[•]

Nithia K. Thaver	[•]	[•]

* Unless otherwise indicated, the notice address for each individual is c/o PESC Company, LP, 1735 Market Street, 10th Floor, Philadelphia, Pennsylvania 19103

B-1